EXHIBIT 11

                                CenturyTel, Inc.
                       COMPUTATIONS OF EARNINGS PER SHARE
                                   (UNAUDITED)
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                                                                  Three months                    Six months
                                                                 ended June 30,                 ended June 30,
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                                                              2002            2001            2002          2001
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                                                                      (Dollars, except per share amounts,
                                                                            and shares in thousands)

Income (Numerator):
Income from continuing operations                         $  40,208          21,068          83,065          47,919
Discontinued operations, net of tax                          38,555         133,173          66,465         153,044
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Net income                                                   78,763         154,241         149,530         200,963

Dividends applicable to preferred stock                        (100)            (99)           (199)           (199)
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Net income applicable to common stock                        78,663         154,142         149,331         200,764
Dividends applicable to preferred stock                         100              99             199             199
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Net income as adjusted for purposes of computing
  diluted earnings per share                              $  78,763         154,241         149,530         200,963
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Net income applicable to common stock, as adjusted
  for goodwill amortization                               $  78,663         168,277         149,331         228,982
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Net income as adjusted for purposes of computing
  diluted earnings per share, as adjusted for
  goodwill amortization                                   $  78,763         168,376         149,530         229,181
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Shares (Denominator):
Weighted average number of shares:
      Outstanding during period                             141,431         141,001         141,343         140,957
      Employee Stock Ownership Plan shares not
        committed to be released                               (188)           (281)           (207)           (301)
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Number of shares for computing basic earnings
  per share                                                 141,243         140,720         141,136         140,656
Incremental common shares attributable to
  dilutive securities:
      Conversion of convertible securities                      435             435             435             435
      Shares issuable under stock option plan                 1,027             904           1,108           1,180
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Number of shares as adjusted for purposes of computing
  diluted earnings per share                                142,705         142,059         142,679         142,271
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Basic earnings per share
    From continuing operations                         $        .28             .15             .59             .34
    From continuing operations,
     as adjusted for goodwill amortization             $        .28             .23             .59             .51
    From discontinued operations                       $        .27             .95             .47            1.09
    From discontinued operations,
      as adjusted for goodwill amortization            $        .27             .96             .47            1.12
    Basic earnings per share                           $        .56            1.10            1.06            1.43
    Basic earnings per share,
     as adjusted for goodwill amortization             $        .56            1.20            1.06            1.63

Diluted earnings per share
    From continuing operations                         $        .28             .15             .58             .34
    From continuing operations,
     as adjusted for goodwill amortization             $        .28             .23             .58             .50
    From discontinued operations                       $        .27             .94             .47            1.08
    From discontinued operations,
      as adjusted for goodwill amortization            $        .27             .95             .47            1.11
    Diluted earnings per share                         $        .55            1.09            1.05            1.41
    Diluted earnings per share,
     as adjusted for goodwill amortization             $        .55            1.19            1.05            1.61

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